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                                                                EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment to Registration Statement No. 333-17143 of Microsoft Corporation on Form S-3 of our report dated July 22, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1996 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.






Deloitte & Touche LLP

Seattle, Washington
December 12, 1996